EXHIBIT 3.7 - Share Exchange Agreement with Monster Diesel, Inc. March 23, 2009

March 24, 2009 ALKANE, INC. 2205 YORK ROAD LUTHERVILLE, MD 21093	FLORIDA DEPARTMENT OF STATE Division ofCorporations

Re: Document Number K13481

The Articles of Correction for ALKANE, INC., a Florida corporation, were filed on March 23, 2009.

The certification you requested is enclosed. To be official, the certification for a certified copy must be attached to the original document that was electronically submitted and filed under FAX audit number H09000067673.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tina Roberts
Regulatory Specialist II
Division of Corporations	Letter Number: 809A00009858

State of Florida

Department of State

I certify the attached is a true and correct copy of the Articles of Correction, filed on March 23, 2009, for ALKANE, INC., a Florida corporation, as shown by the records of this office.

I further certify the document was electronically received under FAX audit number H09000067673. This certificate is issued in accordance with section 15.16, Florida Statutes, and authenticated by the code noted below

The document number of this corporation is K13481.

Authentication Code: 809A00009858-032409-K13481 -1/1

Given under my hand and the
Great Seal of the State of Florida,
at Tallahassee, the Capital, this the
Twenty-fourth day of March, 2009

Kurt S. Browning
Secretary of State

Florida Department of State
Division of Corporations

ARTICLES OF CORRECTION
for

ALKANE, INC.
(f/k/a Chanaral Resources, Inc.)

Document Number 1(13481

Pursuant to the provisions of Section 607.0124 or 617.0124, Florida Statutes, this corporation files these Articles of Correction within 30 days of the file date of the document being corrected.

These Articles of Correction correct the Articles of Merger filed with the Department of State on February 25, 2009 in that the Plan of Merger attached to and filed with the Articles of Merger was an incorrect document and should be considered void. The true and correct Plan of Merger is filed as an attachment to these Articles of Correction and replaces the former attachment in its entirety.

These Articles of Correction are dated this 12th day of March, 2009.

/s/ Mathew Zuckerman
Mathew Zuckerman, President

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this "Agreement") is made and entered into as of January 29. 2009, by and between CHANARAL RESOURCES, INC., a Florida corporation ("CRI") and MONSTER DIESEL, INC., a Nevada corporation ("AKI") and, together AK] with CRI, hereinafter collectively called the "Merging Corporations").

WITNESSETH:

WHEREAS, CRI is a corporation duly organized, existing and in good standing under the laws of the State of Florida with an authorized capitalization of 1,000,000,000 shares of Common Stock, par value $0.001 per share, of which 77,574,680 shares are issued and outstanding (the "Common Stock").

WHEREAS, AKI is a corporation duly organized, existing and in good standing under the laws of the State of Nevada with an authorized capitalization of 75,000,000 shares of common stock. par value $0.001 per share, 50,000,000 of which are issued and outstanding;

WHEREAS, the Board of Directors of each of CRI and AKI has approved a merger (the "Merger") of AKI with and into CRI upon the terms and subject to the conditions set forth herein pursuant to which CRI would be the surviving corporation, all the outstanding shares of AKI would be changed and converted into outstanding shares of Common Stock of CRI.

NOW, THEREFORE, for and in consideration of the premises and of the covenants and agreements hereinafter set forth, the parties hereto covenant and agree that AKI shall on the Effective Date (as defined in Section 5.3) be merged with and into CRI which shall continue in existence and survive the Merger and be governed by the laws of the State of Florida, and that the terms and conditions of the Merger hereby agreed upon, the mode of carrying the same into effect, and the manner and basis of converting the shares of AKI into shares of CRI are and shall be as hereinafter set forth.

ARTICLE ONE

ARTICLES OF INCORPORATION OF THE SURVIVING CORPORATION

The corporation surviving the Merger (the "Surviving Corporation") shall be CR1. The articles of incorporation of CRI in effect at the time of the Effective Date shall be the articles of incorporation of the Surviving Corporation.

ARTICLE TWO

BYLAWS OF THE SURVIVING CORPORATION

The bylaws of CRI in effect at the time of the Effective Date shall be the bylaws of the Surviving Corporation and shall remain in effect until amended or repealed.

ARTICLE THREE

DIRECTORS AND OFFICERS OF THE SURVIVING CORPORATION

3.1           Directors. Upon the Effective Date, the directors of AKI then in office shall remain as directors of the Surviving Corporation and shall hold office until the next annual meeting of the stockholders of the Surviving Corporation and until their successors are elected and have qualified.

3.2           Officers. Upon the Effective Date, all persons who shall then be officers of AKI shall remain as officers of the Surviving Corporation and, subject to the provisions of the bylaws of the Surviving Corporation, shall hold office until the next annual meeting of the directors of the Surviving Corporation and until their successors are elected and have qualified.

ARTICLE FOUR

MANNER AND BASIS OF CONVERTING OR EXCHANGING SHARES

The mode of carrying into effect the Merger and the manner and basis of converting shares of common stock of AK1 into shares of Common Stock of CRI shall be as follows:

4.1          Capital Stock. (a) At the Effective Date, the outstanding shares of common stock of AKI shall be converted, on an aggregate basis, into 50,000.000 shares of Common Stock of CRI. At the Effective Date, all shares of common stock of AKI and all rights in respect thereof, by virtue of the Merger, shall be cancelled. The 50,000,000 shares of Common Stock of CRI shall be issued to stockholders of AKI in accordance with Section 4,2 hereof and, upon issuance thereof to the stockholders of AKI pursuant to the Merger, shall be validly issued and outstanding, fully paid and nonassessable.

4.2           Each share of common stock of AKI shall be exchanged for one share of common stock of CRI and the shares of AKI shall be cancelled.

ARTICLE FIVE

REPRESENTATIONS AND WARRANTIES

5.1           Mutual Representations and Warranties. CRI and AKI represent and warrant one to the other and the other parties hereto that:

(a)          it has full power and authority to carry on its business and to enter into this Agreement and any agreement or instrument referred to or contemplated by this Agreement;

(b)          all corporate authorizations have been obtained for the execution of this Agreement and for the performance of its obligations hereunder; and

(c)          no proceedings are pending for and it is unaware of any basis for the commencement of any proceedings leading to its dissolution or winding-up.

5.2           CRI Representations and Warranties. CRI represents and warrants to AKI that:

(a)           CRI is a corporate body duly incorporated under the laws of Florida and at the time of the closing of the contemplated transactions herein will be in good standing in the State of Florida;

(b)           prior to the time of the closing of the contemplated transactions CRI will be in good standing with all applicable Federal, State and other regulatory authorities:

(c)          CRI is presently authorized by its Articles of Incorporation to issue up to one billion (1,000,000,000) Shares of common stock with a par value of $0.001 each;

(d)          There are currently 77,574,680 Common Shares issued and outstanding;

(e)           The minute books and corporate records of CRI are, at the time of this Agreement, complete and up to date;

(g)          There are no proceedings pending for, nor is CR1 aware of any basis for the institution of any proceedings leading to the placing of CRI into bankruptcy or subject to any other laws governing the affairs of insolvent corporations SAVE & EXCEPT its delinquency in the remittance of statutory remittances for taxes and other related matters as set out below;

(h)          There are no outstanding agreements or option to acquire or purchase the CRI corporate entity or any portion thereof;

(i)          There are no writs, injunctions, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the officers, directors or business affairs of CRI, nor, to the best of the knowledge of CRI, is there any basis for such lawsuits, claims, proceeding or investigations being instituted or filed

(j)           The treasury shares and the authorized but unissued shares of CRI are not subject to any stock options andior warrants, and CRI agrees that it will not enter into any such warrants or options during the term of this agreement or any extensions thereof;

(k)           The treasury shares and the authorized but unissued shares of CR1 common stock are free and clear of all defects, liens, encumbrances and adverse claims; and

(l)           The Board of Directors of CRI has adopted a binding resolution authorizing CRI to enter into this Agreement and to perform all of the acts contemplated herein.

5.3           AKI's Representations and Warranties. AKI represents and warrants to CRI that:

(a)          AKI is a corporate body duly incorporated under the laws of Nevada and at the time of the closing of the contemplated transactions herein will be in good standing in the State of Nevada;

(b)          There are no proceedings pending for, nor is AKI aware of any basis for the institution of any proceedings leading to the placing of AKI into bankruptcy or subject to any other laws governing the affairs of insolvent corporations;

(c)          There are no writs, injunctions, orders or judgments outstanding, no lawsuits, claims, proceedings or investigations pending or threatened, relating to the officers, directors or business affairs of AKI, nor to the knowledge of AKI, is there any basis for such lawsuits, claims, proceedings or investigations being instituted or filed; and

(d)          The Board of Directors of AKI has adopted a binding resolution authorizing AKI to enter into this agreement and to perform all of the acts contemplated herein.

5.4          Other Commitments and Representations of CRI.

Until such time as CRI and AKI conclude this Agreement, the officers and directors of CRI shall work diligently to ensure the Company is in good standing with the State of Florida, the SEC and all regulatory agencies by making the necessary filings and other corporate actions in timely fashion.

CRI's current management team and Board of Directors shall provide their full and complete assistance to the Company in preparation of the appropriate materials and documents necessary to hold the next Annual General Shareholder's Meeting of CRI. Such areas of assistance are understood to include. but are not limited to:

(3)	initiating the required procedure of calling a Special Shareholder's Meeting andror Annual General Meeting.
(4)	Assist in the amendment of the articles of Incorporation to change the name of the merged entity to Alkane, Inc.

5.5           Survival of Representations and Warranties.

The representations and warranties contained in this Article are conditions upon which the parties have relied in entering into this Agreement and shall survive the execution hereof and the acquisition of any interest in AM by CRI hereunder, and each party will indemnify and save harmless the other from all loss, damage, costs, actions, and suits arising out of or in connection with any breach of any representation, warranty, covenant, agreement or condition made by them and contained in this Agreement. A party mat waive any of such representations, warranties, covenants, agreements or conditions in whole or in part at any time without prejudice of its right in respect of any breach of the same or any other representation, warranty, covenant, agreement or condition.

The provisions and terms of this Agreement shall be binding upon the successors, assigns and personal representatives of all parties hereto.

ARTICLE VI

CURRENT ASSETS OF CRI

6.1           Removal of Current assets and liabilities of CRI. The current assets of CRI shall be transferred out of CRI to a separate entity. Said entity shall assume responsibility for any liabilities and claims or lawsuits against the current operations of CRI.

6.2          Defend and hold harmless. The current officers and directors of CRI and the officers and directors of the entity which shall receive the current assets and liabilities of CRI agree to defend, indemnify and hold harmless the surviving entity from any liability, claim, lawsuit, or regulatory action arising out of the business operations of CRI prior to the effective date of this merger.

ARTICLE VII

MISCELLANEOUS PROVISIONS

7.1          Transfer of Rights, etc. of AKI to the Surviving Corporation. On the Effective Date, the Merger shall have the effects set forth in Section 607.1106 of the Florida Business Corporation Act and in Sections 252 and 259 of the General Corporation Law of the State of Nevada.

7.2          Further Assurances. AKI hereby agrees that, from time to time, as and when requested by CRI or by its successors and assigns, it will execute and deliver, or cause to be executed and delivered, all such deeds and other instruments and will take or cause to be taken such further or other actions as CRI may deem necessary or desirable in order to vest or perfect in, or conform of record or otherwise to give, CRI title to and possession of all the property, rights, privileges, immunities, franchises, debts and interests referred to in Section 7.1 and otherwise to carry out the intent and purposes of this Agreement.

7.3 Action by Stockholders; Effective Date of Merger. As soon as practicable, this Agreement shall be duly submitted to the stockholders of AKI and CRI for the purpose of considering and acting upon this Agreement as required by law. Each of the Merging Corporations shall use its best efforts to obtain the requisite approval of its stockholders to this Agreement and the plan of merger and other transactions contemplated herein, and the Merging Corporations, through their respective officers and directors, shall execute and file with the appropriate officials of any state or jurisdiction all documents and papers necessary and required by any such state or jurisdiction, and such corporations shall take every reasonable and necessary step and action to comply with and to secure approval as may be required by the statutes, rules and regulations of any such state or jurisdiction applicable to this Agreement and the transactions contemplated herein.

The Merger shall become effective on the filing of Articles of Merger with the Secretary of State for both of Nevada and Florida. The date the Articles of Merger are filed with the Florida Secretary of State shall be deemed the "Effective Date" of the Merger_

7.4          Termination. This Agreement and the transactions contemplated hereby may be terminated at any time on or prior to the Effective Date whether before or after approval thereof by the stockholders of AKI or CR1 by mutual consent of the respective Boards of Directors of the Merging Corporations. In the event of the termination and abandonment hereof pursuant to the provisions of this Section 5.4, this Agreement and the transactions contemplated hereby shall become void and have no effect, without any liability on the part of any of the parties or their directors or officers or stockholders in respect of this Agreement.

7.5          Other Conditions Precedent. Consummation of this Agreement is subject, as conditions precedent, to (a) the obtaining of (i) a ruling from the Internal Revenue Service which is acceptable to each of the Merging Corporations and (ii) any licenses, permits, consents and approvals (including stockholder approvals) required by the laws of the State of Florida or Nevada or of any other state or jurisdiction material to the consummation of the transactions provided for herein and (b) holders of not more than one percent (1%) of the outstanding shares of Common Stock having asserted dissenters rights with respect to the Merger under applicable law.

7.6          Waivers. Any term, provision or condition of this Agreement (other than the requirement for stockholder approval) may be waived in writing by the party which is. or the party the stockholders of which are, entitled to the benefits thereto.

7.7           Amendment. Subject to the provisions of applicable law, this Agreement may be amended (including amendments changing the Effective Date) or supplemented at any time, before or after approval of the Merger by stockholders of the Merging Corporations, by action taken by the Board of Directors of the Merging Corporations.

7.8           Binding Agreement. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

7.9           Governing Law. It is the intention of the parties hereto that the laws of the State of Florida should govern the validity of this Agreement, the construction of its terms and the interpretation of the rights and duties of the parties hereto except that Nevada law shall govern with respect to corporate action taken or to be taken by AKI in connection with this Agreement.

7.10         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which to AKI shall be deemed one and the same agreement, and shall become binding on the parties hereto when one or more counterparts have been signed by each of the parties and delivered to the other parties.

(Signature page follows)

IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf and its corporate seal to be hereunto affixed by its officers thereunto duly authorized, all as of the day and year first above written.

CHANARAL RESOURCES, INC., a Florida corporation

/s/ Jan Olivier
By: Jan Olivier
President

/s/ Chanelle Olivier
By: Chanelle Olivier
Secretary

MONSTER DIESEL, INC., a Nevada corporation

/s/ Mathew Zuckerman
By: Mathew Zuckerman
President

/s/ Louis S. Petrucci, Sr.
By:Louis S. Petrucci, Sr.
Secretary